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                                 EXHIBIT 10(e)
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                        [Delta Air Lines Letterhead]

                 AMENDMENT TO THE DELTA CONNECTION AGREEMENT


         This Amendment ("Amendment") dated this 4th day of March, 1992, amends the Delta Connection Agreement ("Agreement") dated July 1, 1986, effective January 1, 1992, between Delta Air Lines, Inc. ("Delta"), whose principal office is located at Hartsfield Atlanta International Airport, Atlanta, Georgia 30320 and Atlantic Southeast Airlines, Inc. ("ASA"), whose principal office is located at 1688 Phoenix Parkway, College Park, Georgia 30349.

         WHEREAS, Delta and ASA have entered into a Delta Connection Agreement and now wish to amend that Agreement;

         NOW, THEREFORE, Delta and ASA agree as follows:

         1. This Amendment amends the above-referenced agreement and, except as expressly modified hereby, the Agreement shall remain in full force and effect and shall govern the performance, obligations and remedies of the parties.

         2.      The following provision replaces Article 3(A) of the
                 Agreement:


                 Subject to the provisions of Article 6(F) of this agreement, ASA will price and process all passenger air transportation and air freight billings involving Delta through the Airlines Clearing House ("ACH") in accordance with the procedures set forth from time to time in the ACH Manual of Procedure (the "Manual") or as set forth by Delta after 30 days written notification and consultation with ASA. Without limiting the generality of the foregoing, unless otherwise agreed to by the parties in writing, all Delta flight coupons of source type 010 (Lifts) and 020 (Exchanges) issued by ASA and all flight coupons of source type 010 and 020 issued or validated on Delta authorized by ASA, will be priced in accordance with the procedures set forth in the ACH sampling procedures (the "sampling procedures") outlined in Section D of the Manual. Any deviation from the sampling procedures shall be agreed to in writing by the parties.



         IN WITNESS WHEREOF, the parties have executed this amendment by their undersigned duly authorized representatives.


ATLANTIC SOUTHEAST AIRLINES, INC.          DELTA AIR LINES, INC.


By: /s/ John W. Beiser                     By: /s/ Russ Gariota
    ---------------------                      ----------------------------
    John W. Beiser                             Russ Gariota
    Senior Vice President                      Assistant Vice President
    Sales and Service                          Sales and Marketing Programs